June 30

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2022 (April 27, 2022)

ARCBEST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-19969	71-0673405
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number.)

8401 McClure Drive

Fort Smith, Arkansas 72916

(479) 785-6000

(Address, including zip code, and telephone number, including area code, of the registrant's principal executive offices)

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 Par Value	ARCB	Nasdaq

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

ITEM 5.07 – SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On April 27, 2022, ArcBest Corporation (the “Company”) held its 2022 annual meeting of stockholders, at which meeting three proposals were passed by stockholders.  Matters voted on by stockholders included the following

(i)	the election of directors to the Company’s Board of Directors until the 2023 annual stockholders meeting;
(ii)	the annual advisory vote on the compensation of the Company’s Named Executive Officers; and
(iii)	the ratification of appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2022.

The results of the stockholders’ votes are reported below.

(i)	The following directors were elected by the indicated vote:

Directors	Votes For	Votes Withheld	Broker Non-Votes
Eduardo F. Conrado	19,642,893	210,565	2,142,519
Fredrik J. Eliasson	19,544,157	309,301	2,142,519
Stephen E. Gorman	19,661,782	191,676	2,142,519
Michael P. Hogan	19,553,556	299,902	2,142,519
Kathleen D. McElligott	19,607,388	246,070	2,142,519
Judy R. McReynolds	19,543,937	309,521	2,142,519
Craig E. Philip	19,591,649	261,809	2,142,519
Steven L. Spinner	19,478,488	374,970	2,142,519
Janice E. Stipp	19,546,567	306,891	2,142,519

(ii)	The annual advisory vote on the compensation of the Company’s Named Executive Officers:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
19,217,600	596,343	39,515	2,142,519

(iii)	The ratification of appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2022:

Votes For	Votes Against	Votes Abstained
20,893,554	1,037,165	65,258

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Se

ARCBEST CORPORATION

(Registrant)

Date:	May 3, 2022	/s/ Michael R. Johns
Michael R. Johns
Vice President – General Counsel
and Corporate Secretary